EXHIBIT 1

                     COMPREHENSIVE LIST OF REPORTING PERSONS

Name:  Stonehill Capital Management LLC
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill Institutional Partners, L.P.
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill Offshore Partners Limited
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill Advisers LLC
Address: 885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill General Partner, LLC
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill Master Fund Ltd.
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill Advisers Holdings LP
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Stonehill Offshore Holdings LLC
Address:  c/o Stonehill Capital Management LLC,
885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  John Motulsky
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Wayne Teetsel
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Christopher Wilson
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Thomas Varkey
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Jonathan Sacks
Address: 885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner

Name:  Peter Sisitsky
Address:  885 Third Avenue, 30th Floor, New York, NY 10022
Relationship:  10% Owner